SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 18, 2003

THE BEAR STEARNS COMPANIES INC.

Exact Name of Registrant as Specified in its Charter

DELAWARE (State or Other Jurisdiction of Incorporation)	File No. 1-8989 (Commission File Number)	13-3286161 (IRS Employer Identification Number)

383 Madison Avenue, New York, New York            10179
(Address of Principal Executive Offices)                  (Zip Code)

Registrant's telephone number, including area code:   (212) 272-2000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

                          (a) Financial Statements of business acquired:

                                         Not applicable.

                          (b) Pro Forma financial information:

                                         Not applicable.

                          (c) Exhibit:

                                         (99) Press Release, dated September 18, 2003.

Item 12. Results of Operations and Financial Condition

On September 18, 2003, The Bear Stearns Companies Inc. issued a press release announcing financial results for its quarter ended August 31, 2003. A copy of the press release is filed as Exhibit 99 to this Form 8-K and by this reference incorporated herein and made a part hereof.

This information shall be considered “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                                                    THE BEAR STEARNS COMPANIES INC.

By:	/s/ Marshall J Levinson Marshall J Levinson Controller (Principal Accounting Officer)

Dated: September 18, 2003

THE BEAR STEARNS COMPANIES INC.

FORM 8-K

CURRENT REPORT

EXHIBIT INDEX

Exhibit No.                               Description

(99)                                    Press Release, dated September 18, 2003

Contact:    Elizabeth Ventura (212) 272-9251
                   Kerri Kelly (212) 272-2529

BEAR STEARNS REPORTS THIRD QUARTER 2003 EARNINGS OF $2.30 PER
SHARE, UP 87.0% FROM THIRD QUARTER 2002

Net income up 90.6% to $313.4 million,
nearly doubling from $164.4 million in third quarter 2002

Pre-tax profit margin hits 32.5%

Quarterly ROE 21.3% : Trailing 12-Month ROE 19.0%

        NEW YORK, New York –September 18, 2003–The Bear Stearns Companies Inc. (NYSE:BSC) reported today earnings per share (diluted) of $2.30 for the third quarter ended August 31, 2003, up 87.0% from $1.23 per share (diluted) for the quarter ended August 31, 2002. Net income for the third quarter of 2003 was $313.4 million, up 90.6% from $164.4 million for the third quarter of 2002. Net revenues were $1.49 billion for the third quarter, up 28.6% from $1.15 billion for the third quarter of 2002. Annualized after-tax return on average common stockholders’ equity for the current quarter was 21.3% and for the trailing 12-month period ended August 31, 2003 was 19.0%.

James E. Cayne, chairman and chief executive officer of Bear Stearns, commented, “Our firm takes great pride in its ability to prosper through the recent business cycles and our third quarter earnings illustrate our ability to do just that. A significant increase in revenues, combined with continued rigorous cost control measures, resulted in substantial improvement in our year-over-year profitability. Our solid and diverse fixed income franchise continued to perform remarkably well, while our equity businesses demonstrated improved results as those markets recover. The equity market recovery is also evident in Global Clearing Services net interest revenues, as margin debt balances and customer short balances increased. Progress in the development of the Wealth Management segment can be seen in a number of initiatives, including our successful recruiting effort of Private Client Services brokers and the significant steps we have taken in Bear Stearns Asset Management to diversify its alternative investment product range.”

Details of the firm's three major business segments with comparative information follow:

CAPITAL MARKETS

Net revenues for the Capital Markets segment were $1.2 billion for the quarter ended August 31, 2003, up 42.0% from $859.5 million for the third quarter of last year.

  Institutional Equities net revenues were $200.5 million for the third quarter of 2003, a 30.5% decrease from $288.6 million for the comparable prior year quarter. A decline in market volatility and average daily trading volumes served to reduce institutional commission revenues and convertible arbitrage revenues.

  Fixed Income net revenues were $720.1 million, up 76.8% from $407.3 million reported for the quarter ended August 31, 2002. A steep yield curve, tightening corporate credit spreads and a continued low interest rate environment fueled another strong quarter in the Fixed Income Division. Despite a sharp rise in treasury yields and drop in the federal funds rate, the mortgage-backed securities, high yield and interest rate product areas continued to perform exceptionally well.

  Investment Banking net revenues were $299.7 million for the quarter ended August 31, 2003, up 83.2% from $163.6 million for the quarter ended August 31, 2002. Included in these results are Merchant Banking revenues of $92.0 million. Merchant Banking revenues in the quarter are principally attributable to the secondary offering in July 2003 of approximately 6.5 million shares of Aeropostale and an increase in the market value of the remaining investment of 3.8 million shares. Equity, high yield and municipal underwriting were extremely active during the quarter, even as merger and acquisition activity continued to reflect difficult market conditions.

GLOBAL CLEARING SERVICES

Net revenues for Global Clearing Services were $200.9 million for the quarter ended August 31, 2003, up 4.9% from $191.5 million for the quarter ended August 31, 2002. Net interest revenues increased due to higher customer margin debt balances and customer short balances. Average customer margin debt balances were $42.1 billion during the quarter ended August 31, 2003, up from $33.7 billion in the comparable quarter of fiscal 2002. Customer short balances averaged $67.3 billion for the third quarter of 2003, as compared with $52.1 billion for the third quarter of 2002. Commission activity declined reflecting reduced trading activity levels of prime brokerage customers.

WEALTH MANAGEMENT

Wealth Management net revenues for the quarter ended August 31, 2003 were $126.4 million, an increase of 1.9% from $124.0 million for the quarter ended August 31, 2002.

  Private Client Services revenues were $98.4 million in the third quarter of 2003, an increase of 7.9% from $91.2 million in the prior year quarter. The increase was primarily due to improved customer activity levels and the increase in broker headcount due to the success of the ongoing recruiting efforts.

  Asset Management net revenues were down 15.0% to $27.9 million for the third quarter of 2003, from $32.9 million in the prior year quarter, reflecting reduced performance fees on proprietary hedge fund products.

  Total assets under management stood at $25.7 billion on August 31, 2003, up 10.8% from $23.2 billion on August 31, 2002.

EXPENSES

Non-interest expenses rose 10.3% to $1.0 billion during the August 2003 quarter from $909.2 million in the August 2002 quarter. Compensation as a percentage of net revenues was 45.9% for the third quarter as compared with 51.6% in the quarter ended August 31, 2002. Non-compensation expenses were $321.1 million for the quarter ended August 31, 2003, up 2.4% from $313.6 million for the comparable prior year period. The significant increase in revenues combined with a stable cost base resulted in an increase in the third quarter 2003 pre-tax profit margin to 32.5% from 21.2% in the third quarter of 2002.

        As of August 31, 2003, total capital, including stockholders’ equity and long-term borrowings, was $34.4 billion. Book value as of August 31, 2003 was $45.46 per share, based on 146,662,752 shares outstanding.

QUARTERLY COMMON STOCK CASH DIVIDEND DECLARED

        The Board of Directors of The Bear Stearns Companies Inc. declared a regular, quarterly cash dividend of 20 cents per share on the outstanding shares of common stock payable October 31, 2003, to stockholders of record on October 17, 2003.

QUARTERLY PREFERRED CASH DIVIDENDS DECLARED

        The Board of Directors of The Bear Stearns Companies Inc. declared a quarterly cash dividend of 68.75 cents per share on the outstanding shares of Adjustable Rate Cumulative Preferred Stock, Series A, payable October 15, 2003 to stockholders of record on September 30, 2003. In addition, other regular dividends declared by the Board of Directors include: (i) a cash dividend of $3.075 per share on the outstanding shares of 6.15% Cumulative Preferred Stock, Series E (which is equivalent to 76.875 cents per related depositary share); (ii) a cash dividend of $2.86 per share on the outstanding shares of 5.72% Cumulative Preferred Stock, Series F (which is equivalent to 71.50 cents per related depositary share); and (iii) a cash dividend of $2.745 per share on the outstanding shares of 5.49% Cumulative Preferred Stock, Series G (which is equivalent to 68.625 cents per related depositary share) all payable October 15, 2003 to stockholders of record on September 30, 2003.

        Founded in 1923, The Bear Stearns Companies Inc. (NYSE: BSC) is the parent company of Bear, Stearns & Co. Inc., a leading investment banking and securities trading and brokerage firm. With approximately $34.4 billion in total capital, Bear Stearns serves governments, corporations, institutions and individuals worldwide. The company’s business includes corporate finance and mergers and acquisitions, institutional equities and fixed income sales, trading and research, private client services, derivatives, foreign exchange and futures sales and trading, asset management and custody services. Through Bear, Stearns Securities Corp., it offers financing, securities lending, clearing and technology solutions to hedge funds, broker-dealers and investment advisors. Headquartered in New York City, the company has approximately 10,500 employees worldwide. For additional information about Bear Stearns, please visit the firm’s Web site at http://www.bearstearns.com.

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Financial Tables Attached

Certain statements contained in this discussion are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those discussed in the forward-looking statements. For a discussion of the risks and uncertainties that may affect the company’s future results, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Management” in the Company’s 2002 Annual Report to Stockholders which has been filed with the Securities and Exchange Commission.

A conference call to discuss the company’s results will be held on Thursday, September 18th, at 10:00 a.m. E.S.T. The call will be open to the public. Those wishing to listen to the conference call should dial 1-800-419-0063 (or 1-703-464-5608 for international callers) at least 15 minutes prior to the commencement of the call to ensure connection. The conference call will also be accessible through our Web site at http://www.bearstearns.com. For those unable to listen to the live broadcast of the call, a replay will be available on our Web site or by dialing 1-888-266-2081 (or 1-703-925-2533 for international callers) at approximately 1:00 p.m. E.S.T. The passcode for the replay is 261191. The replay will be available until midnight on Friday, September 26th. If you have any questions on how to obtain access to the conference call, please contact Kerri Kelly at 1-212-272-2529 or via email at kkelly@bear.com.